UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On January 11, 2010, the Board of Directors (the “Board”) of Yahoo! Inc. (“Yahoo!”) appointed Sue James to serve as a director of Yahoo! and also appointed her as a member and Chair of the Board’s Audit Committee. There are no arrangements or understandings between Ms. James and any other persons pursuant to which she was selected as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. James will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, Ms. James will receive an annual retainer of $80,000 for her service on the Board, an additional annual retainer of $35,000 for serving as Chair of the Audit Committee of the Board, and will participate in Yahoo!’s other compensation programs for its non-employee directors. In addition, Ms. James is expected to receive in February, subject to Board approval, a grant of restricted stock units under the Company’s 1996 Directors’ Stock Plan with the number of such units to be determined by the Board at the time of the grant. Each restricted stock unit will be paid, following vesting, in a share of Yahoo! common stock. Yahoo! intends to enter into its standard form indemnification agreement with Ms. James.

Item 7.01.	Regulation FD Disclosure.

On January 14, 2010, Yahoo! issued a press release announcing the appointment of Ms. James to the Board.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Yahoo! under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

99.1	Yahoo! Inc. press release dated January 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ MICHAEL J. CALLAHAN
Name:	Michael J. Callahan
Title:	Executive Vice President, General Counsel and Secretary

Date: January 14, 2010

YAHOO! INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Yahoo! Inc. press release dated January 14, 2010.